UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 3, 2011 (September 29, 2011)

UNION DRILLING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

000-51630	16-1537048
(Commission File Number)	(I.R.S. Employer Identification No.)

4055 International Plaza, Suite 610 Fort Worth, Texas	76109
(Address of Principal Executive Offices)	(Zip Code)

(817) 735-8793

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 29, 2011, the Company’s Board of Directors approved the 2011 Union Drilling, Inc. Share Repurchase Program (the “Program”). Under the Program, the Board authorized the Company to repurchase up to three (3) million shares of the Company’s outstanding common stock. The authorization under the Program does not have a stated expiration date and the pace of repurchase activity will depend on factors such as levels of cash generation from operations, cash requirements for asset acquisitions or other capital expenditures, debt repayment and the Company’s current stock price, among other factors. The Company may repurchase shares in the open market from time to time, or in privately negotiated transactions, in compliance with SEC rules and federal securities laws. The Program does not obligate the Company to acquire any particular amount of common stock and, in the Company’s discretion, it may be modified or discontinued at any time.

[The remainder of this page was intentionally left blank]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNION DRILLING, INC.

Date: October 3, 2011	By:	/s/ Christopher D. Strong
Christopher D. Strong, President and Chief Executive Officer